Exhibit 4.1k

                          THE CIT GROUP HOLDINGS, INC.

               MEDIUM-TERM SENIOR SUBORDINATED FLOATING RATE NOTE
                   Due Nine Months or More From Date of Issue

REGISTERED

No.  SFLR-                                                        CUSIP No.

      If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Debt Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

PRINCIPAL AMOUNT:                               SPECIFIED CURRENCY:

ORIGINAL ISSUE DATE:                            MATURITY DATE:

INTEREST RATE BASIS:                            SPREAD:   +/-

INITIAL REDEMPTION DATE:                        SPREAD MULTIPLIER:

      [With respect to Notes considered Tier II Capital insert: This Note is subject to acceleration only in the event of certain circumstances relating to the insolvency of The CIT Group Holdings, Inc. as provided below.]


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

INITIAL REDEMPTION PERCENTAGE:                  INITIAL INTEREST RATE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:         INDEX MATURITY:

                                                INTEREST PAYMENT PERIOD:
INITIAL DATE ON WHICH NOTES ARE
      REPAYABLE AT OPTION OF THE
      HOLDER:                                   INTEREST RATE RESET PERIOD:

CALCULATION AGENT:                              AUTHORIZED DENOMINATIONS:
                                                  (Applicable only if Specified
                                                   Currency is other than U.S.
                                                   Dollars):
INTEREST PAYMENT DATES:

INTEREST CALCULATION DATES:

INTEREST DETERMINATION DATES:                   EXCHANGE RATE AGENT:
                                                  (Applicable only if Specified
                                                   Currency is other than U.S.
INTEREST RESET DATES:                              Dollars):

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

RATE CUT-OFF DATES:

OTHER PROVISIONS:

      THE CIT GROUP HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation"), for value received, hereby promises to pay to

                                   CEDE & CO.

, or registered assigns, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, the principal sum of __________________________ (Specified Currency), on the maturity date shown above, or if such date is not a Business Day, the next succeeding Business Day (the "Maturity Date"), in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest [monthly] [quarterly] [semi-annually] [annually], on the Interest Payment Dates specified above, commencing with the first Interest Payment Date specified above, and on the Maturity Date or date of redemption or repayment, if any, on said principal sum at said office or agency, in like coin, currency or currency unit, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions set forth below under the heading ["Determination of Interest Rate Per Annum for Prime Rate Notes"] ["Determination of Interest Rate Per Annum for Commercial Paper Rate


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

Notes"] ["Determination of Interest Rate Per Annum for Treasury Rate Notes"] ["Determination of Interest Rate Per Annum for LIBOR-Telerate Notes"] ["Determination of Interest Rate Per Annum for LIBOR-Reuters Notes"] ["Determination of Interest Rate Per Annum for CD Rate Notes"] ["Determination of Interest Rate Per Annum for Federal Funds Rate Notes"]; provided, however, that if any Interest Payment Date specified above, other than an Interest Payment Date occurring on the Maturity Date or date of redemption or repayment, if any, would otherwise fall on a day that is not a Business Day (as defined herein), such Interest Payment Date will be the following day that is a Business Day, except that in the case of LIBOR-Telerate Notes or LIBOR-Reuters Notes (collectively, the "LIBOR Notes"), if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day; provided, further, that (unless the holder elects otherwise as provided herein) the Corporation will make such payments in respect of non-U.S. dollar denominated Notes in U.S. dollars in amounts determined as set forth below. Interest on this Note shall accrue from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for; provided, however, that if the Original Issue Date is after any Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date, or, if no interest has been paid on this Note, from the Original Issue Date specified above; provided, further, that if the Maturity Date (or the date of redemption or repayment) would otherwise fall on a day that is not a Business Day, then interest on this Note will be paid on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of redemption or repayment); provided, further, that if the Corporation shall default in the payment of interest due on any Interest Payment Date, then interest on this Note shall accrue from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Note, from the Original Issue Date specified above. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date, and interest payable at maturity or upon earlier redemption or repayment (other than a Maturity Date or redemption or repayment date which would otherwise be an Interest Payment Date) will be paid to the person to whom said principal sum is payable.

      "Record Date" shall mean the fifteenth calendar day next preceding each Interest Payment Date.

      "Business Day" shall mean any day, other than a Saturday or Sunday, that is (a) neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close (i) with respect to all Notes, in The City of New York, and (ii) with respect to Notes denominated in other than U.S. dollars in _________________________ (the principal financial center of the country of the Specified Currency) (or, in the case of Notes denominated in European Currency Units ("ECUs"), in Brussels, Belgium), and (b) in addition, with respect to LIBOR Notes only, a London Business Day.

      "London Business Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      "Calculation Date" means the earlier of (a) the Business Day preceding the applicable Interest Payment Date (as defined below), Maturity Date or date of redemption or repayment, as the case may be, or (b) the day specified on the face hereof, provided such day is a Business Day, or, if such day is not a Business Day, the next succeeding Business Day.

      Payment of interest on this Note due on any Interest Payment Date (unless this Note is denominated in a Specified Currency other than U.S. dollars and the holder elects to receive payments in the Specified Currency as described below) will be made in U.S. dollars by check mailed to the person entitled thereto at his last address as it appears on the register books of the Corporation. Except as otherwise provided below, payment of the principal of, premium, if any, and interest, if any, on this Note due to the holder hereof at maturity or upon earlier redemption or repayment will be made in U.S. dollars, in immediately available funds, upon presentation of this Note at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York. The holder of any Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments in the Specified Currency by transmitting a written request for such payment to the principal office of the Paying Agent under the Indenture prior to the Record Date immediately preceding any Interest Payment Date or at least 15 days prior to the Maturity Date or date of redemption or repayment, if any. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The holder of any such Note may elect to receive payment in the Specified Currency for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent not later than the Record Date immediately preceding the applicable Interest Payment Date or at least 15 days prior to the Maturity Date or the date of redemption or repayment, if any.

      Payments of interest to be made in a currency or currency unit other than U.S. dollars (other than interest on this Note due to the holder hereof on the Maturity Date or upon earlier redemption or repayment) will be paid by bank draft mailed to the person entitled thereto at his last address as it appears on the registry books of the Corporation. Payment in a currency or currency unit, other than U.S. dollars, of the principal of and premium and interest, if any, on this Note due to the holder hereof on the Maturity Date or upon earlier redemption or repayment will be paid by bank draft, upon presentation of this Note, at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York.

      Subject to applicable laws and regulations, a holder of $1,000,000 (or the equivalent in other currencies or currency units) or more in aggregate principal amount of the Notes may, by delivery of a written request to the Paying Agent under the Indenture, elect to have all payments to such holder made by wire transfer of immediately available funds to a designated account maintained (i) in the United States, in the case of payments to be made in U.S. dollars, or
(ii) in ___________________ (Country of Specified Currency), in the case of payments to be made in a Specified Currency other than U.S. dollars; provided that such payments to be made on the Maturity Date or upon earlier redemption or repayment will be made


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

only after surrender of the Note or Notes at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York not later than one Business Day prior to the Maturity Date or the date of redemption or repayment, if any. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission and must [(i) include all non-U.S. dollar denominated Notes held by such holder and
(ii)] be delivered not later than the close of business on the Record Date immediately preceding an Interest Payment Date or the fifteenth day prior to the Maturity Date or the date of redemption or repayment, if any. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent not later than the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day preceding the Maturity Date or the date of redemption or repayment, if applicable.

      This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Corporation (hereinafter called the "Debt Securities") all issued or to be issued under and pursuant to an Indenture dated as of May 1, 1988, as amended by Indenture Supplement No. l dated as of January 15, 1991 (hereinafter called the "Indenture"), duly executed and delivered by the Corporation to The Bank of New York, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Debt Securities, which series is limited to $1,020,000,000 in aggregate principal amount, designated as the Medium-Term Senior Subordinated Notes Due 9 Months or More From Date of Issue (the "Notes") of the Corporation. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be extendible and may be denominated in different currencies.

      The indebtedness evidenced by the Notes is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of Superior Indebtedness of the Corporation and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

      The Interest Rate determined with respect to any Interest Determination Date for this Note will become effective on and as of the next Interest Reset Date; provided, however, that (i) the Interest Rate in effect with respect to this Note from the Original Issue Date specified above to the first Interest Reset Date will be the "Initial Interest Rate" set forth above and (ii) the Interest Rate in effect for the five Business Days immediately prior to the Maturity Date (or the date of redemption or repayment) hereof will be that in effect on the fifth Business Day next


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

preceding the Maturity Date (or date of redemption or repayment). Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until maturity, or redemption or repayment, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined on the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below.

      Unless otherwise specified above, the "Interest Reset Date" will be, if this Note resets (a) daily, each Business Day, (b) weekly, the Wednesday of each week (other than weekly reset Treasury Rate Notes, which reset on the Tuesday of each week, except as provided below), (c) monthly, the third Wednesday of each month, (d) quarterly, the third Wednesday of March, June, September and December of each year, (e) semi-annually, the third Wednesday of the two months of each year specified above and (f) annually, the third Wednesday of the month of each year specified above. If any Interest Reset Date for this Note would otherwise be a day that is not a Business Day, the Interest Reset Date for this Note shall be the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

      Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be, if this Note resets (a) daily, weekly or monthly, either the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified above, (b) quarterly, the third Wednesday of March, June, September and December of each year, (c) semi-annually, the third Wednesday of the two months of each year specified above, and (d) annually, the third Wednesday of the month specified above and, in each case, on the Maturity Date (or upon earlier redemption or repayment).

      Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date (i) for a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, or Prime Rate Note, will be the second Business Day next preceding the Interest Reset Date, (ii) for a LIBOR-Telerate Note or LIBOR-Reuters Note will be the second London Business Day next preceding the Interest Reset Date, and (iii) for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

      Subject to applicable provisions of law and except as specified herein, the Interest Rate determined with respect to any Interest Determination Date for this Note will be determined by the Calculation Agent in accordance with the provisions of the applicable heading below.


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

      Determination of Interest Rate Per Annum for Prime Rate Notes. If the Interest Rate Basis specified on the face hereof is Prime Rate, the Interest Rate will be equal to (i) the Prime Rate (as defined below) on the Interest Determination Date for each Interest Reset Date, as adjusted by (ii) the Spread or Spread Multiplier, if any, specified on the face hereof.

      "Prime Rate" means, with respect to any Interest Determination Date, the prime rate or base lending rate on that date as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Bank Prime Loan"; provided, however, that if on the Calculation Date pertaining to such Interest Determination Date such rate is not published prior to 9:00 a.m., New York City time, in H.15(519), then the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page or, if fewer than four such rates appear on the Reuters Screen NYMF Page for that Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business for such Interest Determination Date publicly announced by three major banks in The City of New York selected by the Calculation Agent. If fewer than three banks selected as aforesaid by the Calculation Agent are quoting as described in the preceding sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

      "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

      Determination of Interest Rate Per Annum for Commercial Paper Rate Notes. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the Interest Rate will be equal to (i) the Commercial Paper Rate (as defined below) on the Interest Determination Date for each Interest Reset Date, as adjusted by (ii) the Spread or Spread Multiplier, if any, specified on the face hereof.

      "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Commercial Paper"; provided, however, that if such rate is not published by 3:00 p.m., New York City time, on the Calculation Date (as specified on the face hereof) pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York, under the heading "Commercial Paper". If such rate is not published in either of such publications by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate for that Interest Determination Date shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "AA", or the equivalent from a nationally recognized rating agency; provided, however, that if such dealers are not quoting as described above, the Interest Rate with respect to such Interest Determination Date shall be the Interest Rate in effect on such Interest Determination Date.

      "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                               D x 360
      Money Market Yield =_________________ x 100

                            360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Determination of Interest Rate Per Annum for Treasury Rate Notes. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the Interest Rate will be equal to (i) the Treasury Rate (as defined below) on the Interest Determination Date for each Interest Reset Date, as adjusted by (ii) the Spread or Spread Multiplier, if any, specified on the face hereof.

      "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction of direct obligations of the United States ("Treasury bills") held on such Interest Determination Date having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Treasury bills -auction average (investment)" or, if such rate has not been so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate means, with respect to such Interest Determination Date, the auction average rate for the aforementioned auction for such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise reported by the United States Department of the Treasury. In the event that the results of the auctions of Treasury bills are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction was held during the week in which the Interest Reset Date falls (or on the Friday preceding such week as described above), then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Interest Rate shall be the Rate in effect on such Interest Determination Date.

      Determination of Interest Rate Per Annum for LIBOR-Telerate Notes. If the Interest Rate Basis specified on the face hereof is LIBOR-Telerate, the Interest Rate will be equal to (i) LlBOR-Telerate (as defined below) on the Interest Determination Date for each Interest Reset Date, as adjusted by (ii) the Spread or Spread Multiplier, if any, specified on the face hereof.

      LIBOR-Telerate shall be determined by the Calculation Agent specified on the face hereof in accordance with the following provisions:

      (i) On each Interest Determination Date relating to a LIBOR-Telerate Note, LIBOR-Telerate will be the rate for deposits in U.S. dollars having the Index Maturity specified above which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date.

      (ii) If, on any Interest Determination Date, the rate for deposits in U.S. dollars having the applicable Index Maturity does not appear on the Telerate Page 3750 as specified in (i) above, LIBOR-Telerate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR-Telerate in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

            "Telerate Page 3750" shall mean the display page designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates).

      Determination of Interest Rate Per Annum for LIBOR-Reuters Notes. If the Interest Rate Basis specified on the face hereof is LIBOR-Reuters, the Interest Rate will be equal to (i) LIBOR-Reuters (as defined below) on the Interest Determination Date for each Interest Reset Date, as adjusted by (ii) the Spread or Spread Multiplier, if any, specified on the face hereof.

      LIBOR-Reuters shall be determined by the Calculation Agent specified on the face hereof in accordance with the following provisions:

      (i) On each Interest Determination Date relating to a LIBOR-Reuters Note, LIBOR-Reuters will be the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified above which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, provided that at least two such offered rates appear on the Reuters Screen LIBO Page.

      (ii) If, on any Interest Determination Date, fewer than two offered rates for deposits in U.S. dollars having the applicable Index Maturity appear on the Reuters Screen LIBO Page as specified in (i) above, LIBOR-Reuters will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR-Reuters in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified above and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

            "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

      If the method for determining LIBOR with respect to any LIBOR Note is not specified in such Note, "LIBOR" means LIBOR-Telerate.

      Determination of Interest Rate Per Annum for CD Rate Notes. If the Interest Rate Basis specified on the face hereof is CD Rate, the Interest Rate will be equal to (i) the then applicable CD Rate (as defined below), as adjusted by (ii) the Spread or Spread Multiplier, if any, specified on the face hereof.

      "CD Rate" means, with respect to any Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)". In the event such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate shall be the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on that Interest Determination Date, of major United States money center banks in The City of New York selected by the Calculation Agent for negotiable certificates of deposit with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as described in this sentence, the Interest Rate shall be the Interest Rate in effect on such Interest Determination Date.

      Determination of Interest Rate Per Annum for Federal Funds Rate Notes. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the Interest Rate will be equal to (i) the then applicable Federal Funds Rate (as defined below), as adjusted by (ii) the Spread or Spread Multiplier, if any, as specified on the face hereof.

      "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that date for Federal Funds as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate will be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate shall be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers so selected by the Calculation Agent are quoting as described in this sentence, the Interest Rate will be the Interest Rate in effect on such Interest Determination Date.

      The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.

      Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof.

      The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      At the request of the holder hereof, the Calculation Agent will provide to such holder the Interest Rate then in effect for this Note, if available, and, if determined, the Interest Rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

      Interest payments hereon will include interest accrued to but excluding the applicable Interest Payment Date; provided, however, that if the Interest Rate with respect to this Note resets daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for this Note is payable, will, unless otherwise specified above, include interest accrued to and including the next preceding Record Date.

      Accrued interest from the Original Issue Date or from the last date to which interest has been paid or duly provided for with respect to this Note will be calculated by multiplying the face amount of this Note by an accrued Interest Factor. Such accrued Interest Factor shall be computed by adding the Interest Factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for up to the date for which accrued interest is being calculated. The "Interest Factor" for each such day shall be computed by dividing the Interest Rate per annum applicable to such day by 360, or by the actual number of days in the year, if the Interest Rate Basis specified above is Treasury Rate.

      Unless otherwise specified herein, all percentages resulting from any calculation of the rate of interest on Floating Rate Notes (including the calculation of the Interest Factor and the Money Market Yield, each as described above) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or
 .0987655)), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward), or if the Specified Currency set forth above is other than U.S. dollars, to the smallest unit of the Specified Currency.

      If this Note is denominated in a currency or currency unit other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Note will be based on the mean bid quotation (calculated to the nearest one hundred-thousandth of a dollar, with five one-millionths of a dollar rounded upward) in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all holders of Notes not electing to receive the Specified Currency on such payment date and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Note by deductions from such payments.

      If this Note is denominated in a currency or currency unit other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, the Specified Currency is not available at the time of any scheduled payment of principal of or premium or interest, if any, to be made in the Specified Currency, then the Corporation shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the second day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment made under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

      In case an event of default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      If so provided in the face hereof, the Notes will be considered "Tier II Capital" under the rules and regulations of the Board of Governors of the Federal Reserve System of the United States and the Ministry of Finance of Japan. Pursuant to Section 7.02 of the Indenture, only certain events of default relating to the bankruptcy, insolvency or reorganization of the Corporation as provided below (each, an "Insolvency Event") would give rise to a right of acceleration of the maturity of the Notes or to the Trustee's right to the appointment of a receiver pursuant to Section 7.07 of the Indenture. Such Insolvency Events are as follows:

      (i) the entry by a court of competent jurisdiction of a decree or order, unstayed on appeal or otherwise and in effect for 30 days, adjudicating the Corporation a bankrupt or insolvent;

      (ii) the entry by a court of competent jurisdiction of a decree or order appointing a receiver or liquidator or trustee of the Corporation or of substantially all the property of the Corporation, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under Title 11 of the United States Code, as now constituted or as hereafter in effect, or any other Federal or state bankruptcy or other similar statute applicable to the Corporation; but only if and when such decree or order shall have continued unstayed on appeal or otherwise and in effect for 60 days; or

      (iii) the filing by the Corporation of a voluntary petition in bankruptcy under any of the provisions of any bankruptcy law, or the consenting by the Corporation to the filing of any bankruptcy or reorganization petition against it under any such law; or (without limitation of the generality of the foregoing) the filing by the Corporation of a petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter in effect, or any other Federal or state bankruptcy or other similar statute applicable to the Corporation, as now or hereafter in effect; or the making by the Corporation of an assignment for the benefit of creditors; or the admitting in writing by the Corporation of its inability to pay its debts generally as they become due; or the consenting by the Corporation to the appointment of a receiver or liquidator or custodian or trustee of it or of substantially all its property.

      Accordingly, with respect to Notes considered "Tier II Capital", except upon the occurrence of an Insolvency Event, there is no right of acceleration nor shall the Trustee be entitled to the appointment of a receiver pursuant to
Section 7.07 of the Indenture for a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in such Notes or in the Indenture. In the event of a default in the payment of principal, premium, if any, or interest or the performance of any covenant or agreement in the Notes or in the Indenture, the holder of any such Note and the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce the payment of such principal, premium, if any, or interest or to obtain the performance of any covenant or agreement or any other remedy.

      The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Debt Securities affected thereby, at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Security, or reduce the principal amount thereof or premium, if any, with respect thereto, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of original issue discount payable upon a declaration of acceleration of the stated maturity thereof, without the consent of the holder of each such Debt Security so affected, (ii) reduce the aforesaid percentage of Debt Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of all such series affected thereby then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the holders of all the Debt Securities of such series, to waive, insofar as that series is concerned, compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.

      Except as otherwise provided on the face of this Note, this Note will not be redeemable prior to maturity. If so provided in this Note, this Note may be redeemed by the Corporation on and after the date so indicated above. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part at the option of the Corporation at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%. This Note will not be entitled to any sinking fund.

      Except as otherwise provided on the face of this Note, this Note will not be repayable at the option of the holder. If so provided in this Note, this Note will be repayable in whole or in part at the option of the holder in increments of $1,000 or, in case of non-U.S. dollar denominated Notes, in an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) (provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to above) on any Business Day on or after the Initial Date on which the
Note is Repayable at the Option of the Holders (as stated above), at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Corporation must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Corporation shall from time to time notify the holder of the Note, on or before the fifteenth, but not earlier than the twenty-fifth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the holder of this Note,
(b) the principal amount of this Note and the amount of this Note to be repaid,
(c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the corporation will receive this Note, with the form entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Corporation by such fifth Business Day). Any such election shall be irrevocable. The addresses to which such deliveries are to be made are as follows: (i) to Chemical Bank, Attention: Debt Operations, P.O. Box 2862, G.P.O. Station, New York, New York 10116, if delivery is made by regular or registered mail, (ii) to Chemical Bank, Bank Window, Room 234, 2nd Floor, North Building, 55 Water Street, New York, New York, if delivery is made by hand, armored car or courier services or (iii) to Chemical Bank, Attention: Agency Administration, 450 West 33rd Street, New York, New York 10001, if delivery is by telegram or facsimile transmission (or at such other places as the Corporation shall notify the holders of the Notes). All questions as to the validity, eligibility (including time of receipt), and acceptance of any Note for repayment will be determined by the Corporation, whose determination will be final and binding.

      The Notes are issuable in fully registered form only without coupons in denominations of $1,000 and integral multiples thereof or, if the Specified Currency is other than U.S. dollars, in the denominations specified on the face hereof. Notes denominated and payable in U.S. dollars may be issued, in whole or in part, in the form of one or more global Notes bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to The Depository Trust Company as depositary (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. Upon due presentment for registration of transfer of this Note at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

      The Corporation, the Trustee, and any paying agent may deem and treat the registered holder hereof as the absolute owner of this Note at his address as it appears on the register books of the Corporation as kept by the Trustee or duly authorized agent of the Corporation (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

      No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Corporation or any successor corporation, either directly or through the Corporation or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

      Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.

      This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to above.

      IN WITNESS WHEREOF, THE CIT GROUP HOLDINGS, INC. has caused this instrument to be signed by its duly authorized officers, and has caused its corporate seal, or a facsimile thereof, to be affixed hereto or imprinted hereon.

Dated:

                                                THE CIT GROUP HOLDINGS, INC.


                                                By:
                                                   -----------------------------
                                                   Executive Vice President

Attest:
       ------------------------------
       Secretary

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

This Note is one of a
series of Debt Securities
described in the Indenture
referred to above.

                                                            [CIT CORPORATE SEAL]

THE BANK OF NEW YORK,
  as Trustee


By:
   ----------------------------------
   Authorized Officer

OR

CHEMICAL BANK,
      as Authenticating
      Agent for the Trustee


By:
   ----------------------------------
   Authorized Officer

                           OPTION TO ELECT REPAYMENT

        TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE AT THE OPTION OF
            THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

      The undersigned hereby irrevocably requests and instructs the Corporation to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      For this Note to be repaid the Corporation must receive at the applicable address of the Paying Agent set forth above, or at such other place or places of which the Corporation shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option To Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Corporation not later than five business days after the date of such telegram, telex, facsimile transmission, or letter (and such Note and form duly completed are received by the Corporation by such fifth Business Day).

      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the holder elects to have repaid:
____________; and specify the denomination or denominations (which shall be $1,000 and integral multiples thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): ___________.


Date:
     -----------------------                    --------------------------------
                                                Notice: The signature to this
                                                Option to Elect Repayment must
                                                correspond with the name as
                                                written above the Note in every
                                                particular without alteration or
                                                enlargement or any other change
                                                whatsoever.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants                   UNIF GIFT MIN ACT - . . . Custodian . . .
             in common                                (Cust)          (Minor)
                                               Under Uniform Gifts to Minors Act
TEN ENT - as tenants by
             the entireties

JT TEN  - as joint tenants
             with right of
             survivorship and           ----------------------------------------
             not as tenants in                      (State)
             common

Additional abbreviations may also be used though not in the above list.

                                   ----------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________

(Please insert Social Security or
other identifying number of Assignee)
-------------------------------------
|                                   |
|                                   |
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of Assignee)


--------------------------------------------------------------------------------
the within Note of THE CIT GROUP HOLDINGS, INC. and does hereby irrevocably constitute and appoint

________________________________________________________________ attorney to transfer the said Note on the books of the Corporation, with full power of substitution in the premises.

Date:
     -----------------------                    --------------------------------
                                                [NOTICE: The signature to this
                                                assignment must correspond with
                                                the name as written upon the
                                                face of the within instrument in
                                                every particular, without
                                                alteration or enlargement or any
                                                change whatever.]